                              HATHAWAY CORPORATION

                                                                   EXHIBIT 3) ii

                                                           AS ADOPTED - 08/11/94
                                               SECTION 3.2 AS AMENDED - 10/28/99
                                               SECTION 5.3 AS AMENDED - 02/07/00


                                     BYLAWS
                                       OF
                              HATHAWAY CORPORATION

                               ARTICLE I. OFFICES

SECTION 1.1 BUSINESS OFFICE.

     The principal office of the corporation shall be located at any place either within or outside the state of Colorado as designated in the corporation's most current Annual Report filed with the Colorado Secretary of State. The corporation may have such other offices, either within or without the State of Colorado as the board of directors may designate or as the business of the corporation may require from time to time.

SECTION 1.2 REGISTERED OFFICE.

     The registered office of the corporation required by C.R.S. Section 7-105-101 may, but need not, be identical with the principal office (if located within Colorado). The address of the registered office may be changed from time to time.

                            ARTICLE II. SHAREHOLDERS

SECTION 2.1 ANNUAL SHAREHOLDER MEETING.

     The annual meeting of the shareholders shall be held within 180 days after the close of the corporation's fiscal year at a time and date as is determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2.2 SPECIAL SHAREHOLDER MEETINGS.

     (a) AUTHORITY. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issues at the meeting.

     (b) PROCEDURE. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board of directors of the corporation. No business may be transacted at such special meeting other than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than 30 nor more

                              HATHAWAY CORPORATION

than 120 days after the date of the receipt of the request. The chairman shall cause notice to be given to the shareholders entitled to vote. If the notice is not given within 60 days after the receipt of the request, the persons or person requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

SECTION 2.3 PLACE OF SHAREHOLDER MEETING.

     Meetings of shareholders may be held in or out of the state of Colorado at locations fixed by the board of directors. If no designation is made the place of meeting shall be the principal office of the corporation in the state of Colorado.

SECTION 2.4 NOTICE OF SHAREHOLDER MEETING.

     (a) TIME, PLACE, PURPOSE, EFFECTIVE. Written notice stating the place, date, and hour of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least 30 days notice shall be given, or (ii) any other notice requirement of the Colorado Business Corporation Act (herein referred to as the "Act") shall be provided. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting unless required by the Act, the articles of incorporation or these bylaws. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the chairman or the president or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be deemed to be effective at the earlier of: (i) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) 5 days after deposit in the United States mail if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

     (b) UNDELIVERABLE NOTICE. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

     (c) ADJOURNED MEETING. When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is

                              HATHAWAY CORPORATION

announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

SECTION 2.5 WAIVER OF NOTICE.

     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

SECTION 2.6 FIXING OF RECORD DATE.

     (a) MEETINGS, DISTRIBUTIONS. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this section such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     (b) CONSENT ACTION, SHAREHOLDER DEMANDS. The record date for determining the shareholders entitled to take action without a meeting shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

SECTION 2.7 ORGANIZATION OF SHAREHOLDER MEETING.

                              HATHAWAY CORPORATION

     (a) OFFICERS OF THE MEETING. The chairman of the board of directors shall preside at each meeting of shareholders or, if a chairman of the board of directors has not been appointed or is absent, the president or executive vice president in that order, if present, shall preside. In the absence of any such officers, any director present shall preside and if there be more than one director present, a director chosen by majority vote of those directors present shall preside. If no presiding officer is selected as provided above, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

     (b) CONDUCT OF MEETING. The board of directors of the corporation shall be entitled to make such rules or regulations for conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comment by participants, and (vi) regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     (c) BUSINESS BROUGHT BEFORE THE MEETING. At an annual meeting of the shareholders only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation not later than the date specified for receipt of proposals by shareholders for the current annual meeting in the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; PROVIDED, HOWEVER, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the

                              HATHAWAY CORPORATION

previous year's proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.7(c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.7(c), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

SECTION 2.8 RECOGNITION PROCEDURE FOR BENEFICIAL OWNERS.

     The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation, (v) the period for which the nominee's use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

SECTION 2.9 SHAREHOLDER LIST.

     The secretary shall make a complete record of the shareholders entitled to vote at each meeting of shareholders arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists), and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder beginning at the earlier of 10 days before the meeting or 2 business days after notice of

                              HATHAWAY CORPORATION

the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of Section 2.17, to copy the list during regular business hours, and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

SECTION 2.10 SHAREHOLDER QUORUM AND VOTING REQUIREMENTS.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If voting by two or more voting groups on a matter is permitted or required, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required.

SECTION 2.11 PROXIES.

     At all meetings of shareholders a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

                              HATHAWAY CORPORATION

     Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest has been extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

     The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

     Subject to Section 2.13 and any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

SECTION 2.12 VOTING OF SHARES.

     Each outstanding share entitled to vote shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote upon each matter submitted to a vote at a meeting of shareholders.

     Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting; provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

SECTION 2.13 CORPORATION'S ACCEPTANCE OF VOTES.

     (a) CORRESPONDS TO NAME OF SHAREHOLDER. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.

     (b) DOES NOT CORRESPOND. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the

                              HATHAWAY CORPORATION

corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder if:

          (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

          (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney- in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

          (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners; or

          (6) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 2.13(b).

     (c) REJECTION UPON REASONABLE DOUBT. The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     (d) NOT LIABLE IN DAMAGES. The corporation and its officer or agent who accept or reject a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

     (e) CORPORATE ACTION VALID. Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this section is valid unless a court of competent jurisdiction determines otherwise.

SECTION 2.14 INFORMAL ACTION BY SHAREHOLDERS.

     Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if all of the shareholders entitled to vote consent to such action in writing. Action taken under this section has the same effect as action taken at a meeting and may be described as such in any document.

                              HATHAWAY CORPORATION

SECTION 2.15 NOTIFICATION OF NOMINATIONS OF DIRECTORS.

     Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given in writing to the secretary of the corporation pursuant to the time schedule for business to be brought before an annual meeting by a shareholder as provided in Section 2.7(c). Each such notice shall set forth (i) the name and address of the shareholder as they appear on the corporation's books who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the person signing such notice is entitled to vote at such meeting and to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors, and (v) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 2.16 VOTING FOR DIRECTORS.

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy. Each shareholder may vote one vote per share for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. That number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the board of directors; PROVIDED, HOWEVER, to be elected directors must receive the affirmative vote of the holders of at least two-thirds of the shares of the corporation entitled to vote thereon.

SECTION 2.17 SHAREHOLDER'S RIGHTS TO INSPECT CORPORATE RECORDS.

     (a) ABSOLUTE INSPECTION RIGHTS. If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation shall keep at its principal office:

          (1)  its articles of incorporation;

          (2)  its bylaws;

          (3) the minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;

          (4) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                              HATHAWAY CORPORATION

          (5) a list of the names and business addresses of its current directors and officers;

          (6) its most recent corporate report delivered to the Secretary of State; and

          (7) its most recent annual financial statements and its most recently published financial statement showing in reasonable detail its assets and liabilities and results of its operations.

     (b)  CONDITIONAL INSPECTION RIGHT. In addition to the rights set forth in
Section 2.17(a) a shareholder who has been a shareholder for at least 3 months immediately preceding the demand to inspect or copy, or is a shareholder of at least 5% of all of the outstanding shares of any class of shares of the corporation as of the date the demand is made, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if (i) the shareholder gives the corporation written demand at least 5 business days before the date on which the shareholder wishes to inspect and copy such records, (ii) such demand is made in good faith and for a proper purpose, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect and, (iv) the records are directly connected with the described purpose:

          (1) excerpts from minutes of any meeting of the board of directors or from records of any action taken by the board of directors without a meeting, minutes of any meeting of the shareholders or records of any action taken by the shareholders without a meeting, excerpts of records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, and waivers of notice of any meeting of the shareholders or the board of directors or any committee of the board of directors;

          (2)  accounting records of the corporation; and

          (3) a record of the names and addresses of shareholders of the corporation.

     (c) COPY COSTS. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

     (d) BENEFICIAL OWNER. For purposes of this Section 2.17 the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership.

                         ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS.

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

SECTION 3.2 NUMBER, TENURE, AND QUALIFICATIONS OF DIRECTORS.

                              HATHAWAY CORPORATION

     (a) NUMBER. As provided in the articles, the authorized number of directors shall be not less than 3 nor more than 6. The current number of directors shall be within the limits specified above, and as determined by resolution adopted by the shareholders or directors.

     (b) TENURE. Each director shall hold office until the next annual meeting of shareholders or until removed; PROVIDED HOWEVER, if a director's term expires the director shall continue to serve until a successor shall have been elected and qualified, or until there is a decrease in the number of directors. No member of the board of directors of the Company shall serve (i) for more than 12 years, unless such director is also an executive officer of the Company, in which case the 12-year limitation shall apply after termination of his service as an executive officer, and (ii) after reaching the age of 72.

     (c) QUALIFICATIONS. Directors do not need to be residents of Colorado or shareholders of the corporation.

SECTION 3.3 REGULAR MEETINGS OF THE BOARD OF DIRECTORS.

     A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.4 SPECIAL MEETINGS OF THE BOARD OF DIRECTORS.

     Special meetings of the board of directors may be called by or at the request of the chairman or any two directors. The chairman of the board of directors may fix any place as the place for holding any special meeting of the board of directors, or such meeting may be held by telephone.

SECTION 3.5 NOTICE OF, AND WAIVER OF NOTICE FOR, SPECIAL DIRECTOR MEETINGS.

     Notice of the date, time and place of any special meeting of directors shall be given at least three days previously thereto either orally or in writing. Oral notice is effective when communicated. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (i) when received; (ii) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (iii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for filing with the corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the

                              HATHAWAY CORPORATION

purpose of, any special meeting of the directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.6 QUORUM.

     A majority of the current number of directors fixed pursuant to Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors.

SECTION 3.7 MANNER OF ACTING.

     The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles require a greater number or percentage.

     Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; or (ii) he contemporaneously requests that his dissent or abstention from specific action taken be entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to specific action to the presiding officer of the meeting, before its adjournment, or to the corporation promptly after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 3.8 DIRECTOR ACTION WITHOUT A MEETING.

     Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors take the action, and each one signs a written consent describing the action taken. Action taken by consents is effective when the last director signs the consent unless before such time a director has revoked his consent by a writing received by the secretary and unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

SECTION 3.9 REMOVAL OF DIRECTORS.

     The shareholders may remove one or more directors at a meeting if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause. A director may be removed only by a vote of at least two-thirds of the shares then entitled to vote at an election of directors.

                              HATHAWAY CORPORATION

SECTION 3.10 BOARD OF DIRECTOR VACANCIES.

     If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy, the board of directors may fill the vacancy, or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. When a vacancy has been filled as permitted by this Section 3.10 by action of the board of directors or by the directors remaining in office even though fewer than a quorum before action by the shareholders, the shareholders may thereafter act to fill such vacancy only by first removing the director in question.

     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     The term of a director elected by directors to fill a vacancy expires at the next shareholders' meeting at which directors are elected. If elected by the shareholders the director shall hold office for the unexpired term of his predecessor in office. However, if his term expires the director shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

SECTION 3.11 DIRECTOR COMPENSATION.

     By resolution of the board of directors each independent director may be paid compensation and be reimbursed for expenses for attendance at board and corporate meetings and may receive additional compensation for other services to the corporation.

SECTION 3.12 LOANS TO DIRECTORS AND OFFICERS.

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any director or officer or other employee of the corporation or its subsidiaries whenever, in the judgment of the board of directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of the corporation. Notwithstanding the foregoing, no loan shall be authorized to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, nor shall the corporation authorize a guarantee of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least 10 days after written notice of the proposed authorization of the loan or guarantee has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guarantee were submitted to a vote of the shareholders.

SECTION 3.13 DIRECTOR COMMITTEES.

                              HATHAWAY CORPORATION

     (a) CREATION OF COMMITTEES. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

     (b) REQUIRED PROCEDURES. Sections 3.4, 3.5, 3.6, 3.7 and 3.8, which govern meetings, notice and waiver of notice, quorum, manner of acting, and action without meetings of the board of directors, apply to committees and their members.

     (c) AUTHORITY. Each committee shall make recommendations to the board of directors on such subjects as are stated in the resolution creating the committee and no committee shall have authority to act for the board of directors.

                              ARTICLE IV. OFFICERS

SECTION 4.1 NUMBER OF OFFICERS.

     The officers of the corporation shall include, if and when appointed by the board of directors, a chairman of the board of directors (sometimes referred to herein as "chairman") a chief executive officer, a president, an executive vice president, one or more vice presidents, a secretary, a chief financial officer, a treasurer and a controller. Such other officers and assistant officers as may be deemed necessary may be appointed by the board of directors. The board of directors may assign such additional titles to one or more of the officers as it deems appropriate. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

SECTION 4.2 APPOINTMENT AND TERM OF OFFICE.

     The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term. If no term is specified, they shall hold office until they resign, die, or until they are removed.

SECTION 4.3 REMOVAL OF OFFICERS.

     Any officer or agent may be removed by the board of directors at any time with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.4 CHAIRMAN.

     The chairman of the board of directors is the most senior officer of the corporation and shall have all power and authority implied by the position. He shall have, subject only to direction of the board of directors, supervision and final authority over all other officers and all of the business, property, affairs, and policies of the corporation. In the absence of authority granting the power to another officer, the chairman may vote any shares of another corporation which are owned by this corporation. He shall preside at all meetings of the shareholders and of the board of directors at

                              HATHAWAY CORPORATION

which he is present. The chairman shall be responsible for implementing all orders and decisions of the board of directors. He shall have such further powers and perform such duties as are incident to his office or as may be granted to or required of him by the board of directors or by these bylaws.

SECTION 4.5 CHIEF EXECUTIVE OFFICER.

     The chief executive officer shall be the principal executive officer of the corporation and, subject to the oversight and supervision of the board of directors and chairman, shall supervise and control the management of the corporation in accordance with these bylaws. He may sign and executive all authorized bonds, contracts, checks or other obligations in the name of the corporation. In general he shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

SECTION 4.6 PRESIDENT.

     Subject to the oversight and supervision of the chairman, the chief executive officer and the board of directors, and to other provisions of these bylaws, the president shall have general charge of the operation of the business of the corporation including finance, product development and customer and stockholder relations. He shall do and perform such other duties as from time to time may be assigned to him by the chairman or the chief executive officer. The president reports to the chairman. He shall keep the chairman and the board of directors fully informed and shall freely consult them concerning the business of the corporation in his charge.

SECTION 4.7 EXECUTIVE VICE PRESIDENT.

     In the absence of the president, or in the event of his death, inability or refusal to act, the executive vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

SECTION 4.8 VICE-PRESIDENTS.

     If there be more than one vice president, the chairman, the chief executive officer, the president or the board of directors may designate their seniority (such as first vice president, senior vice president, etc.) and/or the particular department of the corporation of which they shall have charge. The vice presidents in order of their seniority by designation, or if not so designated, in the order of their seniority by appointment, shall perform the duties of the president in his absence or during his inability to act if the executive vice president is not so acting. The vice presidents shall have such other duties and powers as may be assigned to or vested in them by the chairman, the chief executive officer, the president or the board of directors or by the job description relating to any duties associated with management of a particular department.

SECTION 4.9 SECRETARY.

     The secretary shall: (i) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of

                              HATHAWAY CORPORATION

the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) when requested or required, authenticate any records of the corporation; (v) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (vi) sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (vii) have general charge of the stock transfer books of the corporation; and (viii) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors.

SECTION 4.10 CHIEF FINANCIAL OFFICER.

     The chief financial officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the board of directors or the chief executive officer. The chief financial officer shall perform other duties commonly incident to his office and shall also perform such other duties and such other powers as the board of directors or the chief executive officer shall designate from time to time. The chief executive officer may direct the treasurer or any assistant treasurer, or the controller or any assistance controller to assume and perform the duties of the chief financial officer.

SECTION 4.11 TREASURER.

     The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (iii) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, and at company expense, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

SECTION 4.12 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

     The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, and at company expense, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer or the board of directors.

                              HATHAWAY CORPORATION

SECTION 4.13 CONTROLLER.

     The controller shall keep financial records for the corporation and report the financial condition of the corporation as requested from time to time.

SECTION 4.14 SALARIES.

     The compensation of the officers shall be fixed by or in the manner determined by the board of directors.

               ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              AGENTS, AND EMPLOYEES

SECTION 5.1 INDEMNIFICATION OF DIRECTORS.

     The corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with C.R.S. Section 7-109.106(1) and a determination has been made in accordance with the procedures set forth in C.R.S. Section 7-109-106(2) that the director met the standards of conduct in paragraph (a), (b), and (c) below.

     (a)  Standard of Conduct The individual shall demonstrate that:

          (1)  he conducted himself in good faith; and

          (2)  he reasonably believed:

               (i) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and

               (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

          (3) in the case of any criminal proceeding he had no reasonable cause to believe his conduct was unlawful.

     (b) NO INDEMNIFICATION PERMITTED IN CERTAIN CIRCUMSTANCES. The corporation shall not indemnify a director under this Section 5.1:

          (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (c) INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED. Indemnification permitted under this Section 5.1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

SECTION 5.2 ADVANCE EXPENSES FOR DIRECTORS.

                              HATHAWAY CORPORATION

     If a determination is made, following the procedures of C.R.S. Section 7-109-106(2), that the director has met the following requirements; and if an authorization of payment is made, following the procedures and standards set forth in C.R.S. Section 7-109-106(1), the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in
     Section 5.1(a);

          (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

          (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1.

SECTION 5.3 INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT DIRECTORS.

     The corporation shall indemnify and advance expenses to any officer of the corporation or of any of its subsidiaries or any general manager of any division of the corporation which indemnitee is not a director of the corporation to the maximum extent not inconsistent with public policy. The corporation may indemnify and advance expenses to any employee, fiduciary, or agent of the corporation who is not a director of the corporation if not inconsistent with public policy, as determined by the general or specific action of the board of directors.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1 CERTIFICATES FOR SHARES.

     (a) CONTENT. Certificates representing shares of the corporation shall at a minimum state on their face the name of the corporation and that it is formed under the laws of Colorado, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

     (b) LEGEND AS TO CLASS OR SERIES. The designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

                              HATHAWAY CORPORATION

     (c) TRANSFERRING SHARES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor as provided in Section 6.1(d)

     (d) LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.2 REGISTRATION OF THE TRANSFER OF SHARES.

     Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer the record owner shall surrender the shares to the corporation for cancellation properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

SECTION 6.3 RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.

     The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

     A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate. Unless so noted a restriction is not enforceable against a person without knowledge of the restriction.

                           ARTICLE VII. DISTRIBUTIONS

SECTION 7.1 DISTRIBUTIONS.

     The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

                              HATHAWAY CORPORATION

SECTION 7.2 DIVIDEND RESERVES.

     Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think best in the interests of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                          ARTICLE VIII. CORPORATE SEAL

SECTION 8.1 CORPORATE SEAL.

     The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, Colorado as the state of incorporation, and the words "Corporate Seal."

                             ARTICLE IX. AMENDMENTS

SECTION 9.1 AMENDMENTS.

     The corporation's board of directors may amend or repeal the corporation's bylaws unless (i) such power is reserved exclusively to the shareholders, or
(ii) the bylaws prohibit the board of directors from doing so. The corporation's shareholders may amend the bylaws even though the bylaws may also be amended by its board of directors.


     The above bylaws adopted by the board of directors on August 11, 1994 and amended effective October 28, 1999 and February 7, 2000.


                                       /s/ Susan M. Chiarmonte
                                       -----------------------------
                                       Secretary